Exhibit 23.3
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated August 9, 1999, except for note 13 which is as at January 28, 2000 relating to the financial statements, which appears in the registration statement on Form S-1/A dated July 13, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

             /s/ PricewaterhouseCoopers LLP
             ------------------------------

            Chartered Accountants

            Calgary, Alberta, Canada

            December 12, 2000


NY/312749.3
12/11/00